UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): May 28, 2008

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 28, 2008, Comverge, Inc. received a draft decision from the Connecticut Department of Public Utility Control (the "Department") denying its Direct Load Control Delivery Agreement, as amended and restated on February 27, 2008 (the "Agreement") between Connecticut Light & Power (CL&P) and Comverge's subsidiary, Alternative Energy Resources, Inc. Pursuant to its terms, the Agreement terminates on May 30, 2008. As the Department's decision is not final, Comverge intends to work with CL&P and the Department to provide additional support for the program.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the "Report") contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Report are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward looking statements include the statement that Comverge and CL&P will actually submit an agreement or that the agreement would receive regulatory approval upon resubmission. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving its products, their development and distribution, economic and competitive factors and the company's key strategic relationships, and other risks more fully described in our most recently filed Quarterly Report on Form 10-Q and other Comverge's filings with the Securities and Exchange Commission. Comverge assumes no obligation to update any forward-looking information contained in this Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By: /s/ Michael Picchi

Name: Michael Picchi

Title: Chief Financial Officer

Dated: May 30, 2008